Exhibit 10.1

AMENDMENT TO LOAN AGREEMENT

BETWEEN

CONNECTICUT GREEN BANK,

as Lender,

AND

FUELCELL ENERGY, INC.,

as Borrower.

Dated:

December 19, 2019

AMENDMENT TO LOAN AGREEMENT

THIS AMENDMENT TO LOAN AGREEMENT (the “Amendment”) is entered into as of December 19, 2019 (the “Amendment Effective Date”), by and between FuelCell Energy, Inc., a Delaware corporation having its principal place of business at 3 Great Pasture Road, Danbury, Connecticut 06810 (“Borrower”), and Connecticut Green Bank (formerly known as the Clean Energy Finance and Investment Authority) having its principal place of business at 845 Brook Street, Rocky Hill, Connecticut 06067 (the “Lender”).

WITNESSETH:

WHEREAS, the Borrower and Lender entered into a Loan Agreement for an amount of $5,873,188.45 dated as of March 5, 2013 (the “Loan Agreement”);

WHEREAS, on May 9th 2019, in connection with the acquisition of the Bridgeport Fuel Cell fuel cell plant (the “Bridgeport Project”), Dominion Bridgeport Fuel Cell, LLC, an affiliate of the Borrower, entered into a Second Lien Credit Agreement with Lender (the “Bridgeport Credit Agreement”) pursuant to which Lender made a loan to Dominion Bridgeport Fuel Cell, LLC in the amount of $6,026,165.34 (the “Bridgeport Subordinated Loan”) and immediately thereafter, Dominion Bridgeport Fuel Cell, LLC changed its name to Bridgeport Fuel Cell, LLC (such entity may be hereinafter referred to as “Bridgeport Project Owner”);

WHEREAS, a portion of the Bridgeport Subordinated Loan made by Lender to Bridgeport Project Owner pursuant to the Bridgeport Credit Agreement was applied to the principal balance of the Loan Agreement reducing such principal balance to $1,800,000 (such principal balance under the Loan Agreement may be hereinafter referred to the “A Loan”);

WHEREAS, the Borrower owes Lender certain closing fees related to closing on the acquisition of the Bridgeport Project and Bridgeport Credit Agreement, other fees, and accrued interest going back to May 9th 2019, in an amount totaling four hundred four thousand dollars $404,000 (“Accrued Fees”);

WHEREAS, the Borrower and Lender desire to enter into this Amendment to modify and amend the Loan Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, the parties hereby agree and amend and modify the Loan Agreement as follows:

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AMENDMENT

1. Definitions. Except as otherwise provided herein, terms defined in the Loan Agreement shall have the same meaning when use herein. Terms defined in the singular shall have the same meaning when used in the plural and vice versa.

2. Amendments. The Loan Agreement is hereby modified and amended as follows:

(a) Section 1.1, Definitions of the Loan Agreement is amended as follows:

(i) The definition of “Account Control Agreement” is deleted in its entirety.

(ii) The following defined term shall be added to Section 1.1:

“Bridgeport Senior Credit Agreement” shall mean the Credit Agreement dated as of May, 9, 2019 among Dominion Bridgeport Fuel Cell, LLC as Borrower, Liberty Bank, as Administrative Agent and Co-Lead Arranger and Fifth Third Bank, as Co-lead Arranger.”

(iii) The following defined term shall be added to Section 1.1:

“Groton Commitment Letter” shall mean that certain Commitment Letter dated February 6, 2019 issued by Lender to Groton Station Fuel Cell, LLC (an affiliate of Borrower) to provide a subordinated project term loan to Groton Station Fuel Cell, LLC in the amount of $ 5,000,000.”

(iv) The definition of “Loan” is amended and replaced in its entirety as follows: “Loan shall mean the aggregate of the A Loan and the B Loan.”

(v) The definition of “Project Account” is deleted in its entirety.

(vi) The term “Maturity Date” is amended and replaced in its entirety with the following: “Maturity Date means May 9, 2026.”

(b) Section 2.1 of the Loan Agreement is amended and replaced in its entirety with the following:

“Lender agrees that, simultaneously with execution of the Amendment, Lender shall make to the Borrower an additional loan in an aggregate principal amount of $3,000,000 (the “B Loan”). Borrower shall use the proceeds of the B Loan: (1) first, to pay the Accrued Fees; and (2) thereafter, for general corporate purposes as determined by Borrower, including, but not limited to, expenditures in connection with the project being constructed by Groton Station Fuel Cell, LLC. Borrower and Lender agree that, except for the B Loan, Lender shall have no further obligation to make additional Loans under the Loan Agreement.”

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(c) Section 2.3 (a) of the Loan Agreement is amended and replaced in its entirety with the following:

“Accrued Interest; Interest Payments.

Until such time as the Loan has been repaid to Lender in its entirety, interest on the outstanding balance of the Loan shall accrue monthly in arrears from the date of the Amendment at a rate per annum equal to 5% until May 8, 2019 and 8% thereafter and be paid by Borrower to Lender on a monthly basis in arrears. Lender and Borrower agree that the payment by Borrower to Lender of the Accrued Fees incorporates any shortfall of interest due by Borrower to Lender but unpaid by Borrower through and including November 30, 2019. Interest payments made by Borrower shall first be applied to interest that has accrued on the A Loan and then to interest that has accrued on the B Loan. All computations of interest hereunder for the Loan shall be made on the basis of a 360 day year and the actual number of days elapsed.”

(d) Sections 2.4 (a) and (b) of the Loan Agreement are amended and replaced in the entirety with the following:

“(a) Repayment of Loan. To the extent that Excess Cash Flow Reserve Funds (as defined in the Bridgeport Senior Credit Agreement) are eligible for disbursement to Bridgeport Project Owner pursuant to Section 6.23 (c) of the Bridgeport Senior Credit Agreement, any such funds shall be paid to Lender either by Bridgeport Project Owner by a direct assignment of such funds or by Borrower upon receipt of such funds from Bridgeport Project Owner and first be applied to repay the A Loan and thereafter to repay the B Loan until the Loan has been repaid in full. The entire unpaid balance of the Loan and all other obligations due hereunder shall be due and payable on the Maturity Date if not sooner paid in accordance with the Loan Agreement.”

(e) Section 2.4 (c) of the Loan Agreement shall be redesignated as “Section 2.4 (b)”.

(f) Section 2.4 (d) of the Loan Agreement shall be redesignated as “Section 2.4 (c)” and shall be amended and replaced in its entirety with the following:

“(c) Mandatory Prepayment. At such time as Lender has closed on the subordinated project term loan pursuant to the Groton Commitment Letter, Borrower shall be required to prepay to Lender the lesser of any then outstanding amount of the B Loan and the amount of subordinated project term loan actually advanced by Lender. In connection with entering into the Amendment, Lender agrees that the Groton Commitment Letter is in full force and effect, and represents the binding commitment of Lender to fund in accordance with the terms of the Groton Commitment Letter.

(g) Section 2.6 of the Loan Agreement is deleted in its entirety.

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(h) Section 3.2 of the Loan Agreement is deleted in its entirety.

(i) Section 5.18 of the Loan Agreement is deleted in its entirety.

(j) Section 7.5 of the Loan Agreement is deleted in its entirety.

3. Effective Date, Agreement Remains in Full Force and Effect. This Amendment shall amend and become part of the Loan Agreement effective as of the Amendment Effective Date. All other provisions of the Loan Agreement and the Loan Documents shall remain in full force and effect except as modified hereby.

4. Integrated Agreement; Amendment. This Amendment, together with the Loan Agreement and the Loan Documents, constitute the entire agreement between Lender and Borrower concerning the subject matter hereof, and may not be altered or amended except by written agreement signed by Lender and Borrower.

 IN WITNESS WHEREOF, the undersigned have duly executed this Amendment to Loan Agreement as of the date first above written.

FUELCELL ENERGY, INC.

By:	/s/ Michael S. Bishop
	Name:	Michael S. Bishop
	Title:	Executive Vice President, Chief
Financial Officer and Treasurer

CONNECTICUT GREEN BANK

By:	/s/ Bryan T. Garcia
	Name:	Bryan T. Garcia
	Title:	President and CEO

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